Exhibit 2

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this amendment to Schedule 13D is filed on its behalf.

Dated: June 24, 2011

RESURGENCE ASSET MANAGEMENT, L.L.C.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

RESURGENCE ASSET INTERNATIONAL, LTD.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

RE/ENTERPRISE ASSET MANAGEMENT, L.L.C.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

MARTIN D. SASS

/s/ Martin D. Sass
Martin D. Sass